EXHIBIT 5.1

OPINION OF SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

May 8, 2012

CBRE Group, Inc.

11150 Santa Monica Boulevard, Suite 1600

Los Angeles, California, 90025

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by CBRE Group, Inc., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, covering 22,500,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to awards under the Company’s 2012 Equity Incentive Plan (the “2012 Plan”).

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the Registration Statement (together with the Exhibits filed as a part thereof or incorporated therein by reference), the Company’s restated certificate of incorporation, as amended, and as in effect on the date hereof, the Company’s second amended and restated bylaws and as in effect on the date hereof, the proceedings taken by the Company with respect to the authorization and adoption of the 2012 Plan, resolutions adopted by the Board of Directors and the approval by the stockholders of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original of all documents submitted to us as certified or reproduced copies. We have also assumed that either (i) the stock certificates to be issued to represent the Shares (collectively, the “Stock Certificates”) will conform to the specimen common stock certificate submitted to us, and such Stock Certificates will be duly executed by the Company and countersigned by the transfer agent therefor in accordance with Section 158 of the Delaware General Corporation Law (“Section 158”), or (ii) the Shares will be uncertificated in accordance with Section 158 and the Company’s bylaws, and the transfer agent therefor will register the purchaser thereof as the registered owner of any uncertificated Shares on its stock transfer books and records. We have further assumed that (a) shares currently reserved will remain available for the issuance of the Shares, and (b) neither the Company’s charter documents nor any of the proceedings relating to the 2012 Plan or any of the award agreements relating to the Shares, will be rescinded, amended or otherwise modified prior to the issuance of the Shares. We have also obtained from public officials and officers of the Company certificates or comparable documents as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificate without independent investigation. We have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

Based on the foregoing review, and in reliance thereon, we are of the opinion that if, as and when the Shares are issued and paid for as contemplated in the applicable stock option or other agreements provided for under the 2012 Plan and sold as contemplated in the Registration Statement and payment in full of the consideration therefor is received by the Company, the Shares will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus incorporated by reference to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the 2012 Plan, the award agreements related to the Shares, or the Registration Statement.

Respectfully submitted,

By:	/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

Sheppard, Mullin, Richter and Hampton LLP